UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the unexpected death of President and Chief Executive Officer, Melanie J. Dressel, the Company’s Board of Directors, on February 22, 2017, appointed Hadley S. Robbins to serve as the Company’s Interim Chief Executive Officer. Mr. Robbins will also serve as Interim Chief Executive Officer of the Company’s wholly owned subsidiary, Columbia State Bank.

Mr. Robbins, age 60, was appointed Executive Vice President and Chief Operating Officer of the Company in March 2014. He joined the Company as Senior Vice President and Oregon Group Manager in April 2013, when the Company acquired West Coast Bancorp, where Mr. Robbins had served as Executive Vice President and Chief Credit Officer since 2007. Mr. Robbins has over 35 years of industry experience and has held executive or senior management positions with Wells Fargo Bank and community banks in the Pacific Northwest.

There are no family relationships between Mr. Robbins and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Mr. Robbins has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Robbins is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 22, 2017 announcing the appointment of Hadley Robbins as Interim CEO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date:	February 22, 2017	By:	/s/ Clint E. Stein
Clint E. Stein Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 22, 2017 announcing the appointment of Hadley Robbins as Interim CEO